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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
RAYOVAC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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601 Rayovac Drive
Madison, Wisconsin 53711

June 21, 2002

Dear Shareholder:

On Wednesday, July 24, 2002, Rayovac Corporation will hold its annual meeting of shareholders. On behalf of the Board of Directors, I am pleased to invite you to join us so we can report to you on the activities of Rayovac during fiscal 2001 and discuss the outlook for fiscal 2002. The meeting will be held at our headquarters at 601 Rayovac Drive, Madison, Wisconsin and is scheduled to begin at 8:00 a.m., local time.

This year you are being asked to vote on the following matters: (1) the election of two Class I directors to the Board of Directors for a three-year term, and (2) the ratification of the Board of Directors' appointment of KPMG LLP as our independent auditors for fiscal 2002. These proposals are described in the attached proxy statement, which you are encouraged to read fully.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented. Regardless of the number of shares you own, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope.

We appreciate your continued support.

Sincerely,

David A. Jones
 Chairman and
Chief Executive Officer

RAYOVAC CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Rayovac Corporation:

        The annual meeting of the shareholders of Rayovac Corporation (the "Annual Meeting") will be held at our headquarters at 601 Rayovac Drive, Madison, Wisconsin 53711, on Wednesday, July 24, 2002, at 8:00 a.m., local time, for the following purposes:

  1.
  To elect two Class I directors to the Board of Directors for a three-year term expiring at the 2005 annual meeting;

  2.
  To ratify the appointment by the Board of Directors of KPMG LLP, certified public accountants, as our independent auditors for fiscal 2002; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        All shareholders of record at the close of business on Monday, June 3, 2002, will be entitled to vote at the Annual Meeting, whether in person or by proxy. Please complete, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person, if they wish to do so.

                      By Order of the Board of Directors,

                      James T. Lucke
                      Secretary

601 Rayovac Drive
Madison, Wisconsin 53711
June 21, 2002

IMPORTANT

        All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. This will assure your representation and a quorum for the transaction of business at the Annual Meeting. If you do attend the Annual Meeting, you may vote in person if you desire to do so, even if you have returned a proxy card.

RAYOVAC CORPORATION
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 24, 2002

General

        We are furnishing this proxy statement to shareholders of record of Rayovac Corporation ("Rayovac" or the "Company") in connection with the solicitation of proxies for use at the annual meeting of shareholders (the "Annual Meeting") to be held on Wednesday, July 24, 2002, at 8:00 a.m., local time, at our headquarters located at 601 Rayovac Drive, Madison, Wisconsin, and at any adjournments or postponements thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. The Notice of Annual Meeting of Shareholders, this proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about June 21, 2002.

Voting Securities, Quorum and Vote Required

        Only holders of record of common stock, par value $.01 per share, of Rayovac (the "Common Stock") as of the close of business on June 3, 2002 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, there were 32,054,523 shares of Common Stock outstanding, constituting all of our outstanding voting securities. Shareholders are entitled to one vote for each share of Common Stock they held as of the Record Date.

        A quorum of shareholders is necessary to hold a valid annual meeting. A quorum will exist at the Annual Meeting if the holders of record of a majority of the number of shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting but who have abstained from voting or not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

        To be elected as a Class I director at the Annual Meeting (Proposal No. 1), each candidate for election must receive a plurality of the votes cast by the shareholders present in person or represented by proxy at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is present, is required to ratify the Board of Directors' appointment of KPMG LLP as our independent auditors for fiscal 2002 (Proposal No. 2).

        Shares represented by proxies which are marked "WITHHELD" with regard to Proposal No. 1 will be excluded entirely from the vote and will have no effect. Shares represented by proxies which are marked "ABSTAIN" with regard to Proposal No. 2 will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a negative vote because approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

        A broker "non-vote" occurs with respect to shares as to a proposal when a broker who holds shares of record in his name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. Brokers holding your shares in their name will be permitted to vote such shares with respect to both of the proposals to be voted on at the Annual Meeting without instruction from you, and, accordingly, broker non-votes will not occur with respect to either proposal.

Proxies

  Voting Your Proxy

        You may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting.

        Voting instructions are included on your proxy card. If you properly complete, date and sign your proxy and return it to us in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy, each of whom is one of our officers, will vote your shares as you have directed on the proxy card.

        If you sign and timely return your proxy card, but do not indicate how your shares are to be voted with respect to one or more of the proposals to be voted on at the Annual Meeting, your shares will be voted FOR each of such proposals. Our Board of Directors has no knowledge of any matters that will be presented for consideration at the Annual Meeting other than those described herein. If any other matter is properly presented at the Annual Meeting upon which a vote may properly be taken, shares represented by duly executed and timely returned proxy cards will be voted on any such matter in accordance with the judgment of the named proxies. The named proxies will also have discretionary authority to vote upon any adjournment or postponement of the Annual Meeting, including for the purpose of soliciting additional proxies.

  How to Vote by Proxy

        You may vote by proxy by completing, signing, dating and returning your proxy card in the enclosed envelope. If you hold your shares through a broker or other custodian, you should provide written instructions to your broker on how to vote your shares. The proposals to be voted on at the Annual Meeting are routine matters and, accordingly, your broker will be permitted to vote your shares without instruction from you. As a result, if you do not provide your broker with instructions on how to vote your shares, your broker may vote your shares in a different manner than you would have voted if you had provided instructions to your broker.

  Revoking Your Proxy

        You may revoke your proxy before it is voted by:

  •
  sending in a new proxy with a later date;

  •
  notifying the Secretary of the Company in writing before the Annual Meeting that you have revoked your proxy; or

  •
  voting in person at the Annual Meeting.

  Voting in Person

        If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy from your nominee authorizing you to vote your "street name" shares held as of the Record Date.

Proxy Solicitation

        This solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation. We have engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies for a fee of approximately $6,500 plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, proxies may also be solicited by our directors, officers and employees in person or by telephone or fax, for which they will receive no additional compensation. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

Delivery of Proxy Materials and Annual Report to Households

        The Securities and Exchange Commission (the "SEC") recently implemented a new rule permitting companies and brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more shareholders reside. Beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and who have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of our annual report to shareholders for the last fiscal year (the "Annual Report") and this proxy statement.

        If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

        Beneficial owners who reside at a shared address at which a single copy of our Annual Report and this proxy statement is delivered may obtain a separate copy of our Annual Report and/or this proxy statement without charge by sending a written request to Rayovac Corporation, 601 Rayovac Drive, Madison, Wisconsin 53711, Attention: Corporate Communications Department, or by calling us at (608) 275-4912. We will promptly deliver an Annual Report and/or this proxy statement upon request.

        Not all brokers, banks or other intermediaries may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Board of Directors currently consists of eight members, as determined in accordance with our Amended and Restated By-Laws. In accordance with our Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes (designated Class I, Class II and Class III, respectively), each consisting, as nearly as possible, of one-third of the total number of directors. There are two vacancies in Class I, whose three-year term will expire at the annual meeting of shareholders to be held in 2005. The three classes are currently comprised of the following directors:

  •
  Class I consists of David A. Jones, who will serve until the Annual Meeting, and Scott A. Schoen, who will resign his position immediately prior to the Annual Meeting;

  •
  Class II consists of John S. Lupo and Thomas R. Shepherd, who will serve until the annual meeting of shareholders to be held in 2004, and Barbara S. Thomas, who will resign her position immediately prior to the Annual Meeting and will be standing for re-election as a Class I director at the Annual Meeting; and

  •
  Class III consists of Kent J. Hussey, Philip F. Pellegrino and Scott L. Jaeckel, who will serve until the annual meeting of shareholders to be held in 2003.

        Effective immediately prior to the Annual Meeting, Scott A. Schoen will resign his position as a Class I director and as a member of the Compensation Committee and the Nominating Committee. In order to have each class consist, as nearly as possible, of one-third of the total number of directors, Barbara S. Thomas has agreed to resign her position as a Class II director, effective immediately prior to the Annual Meeting, and stand for re-election as a Class I director this year. Immediately following the Annual Meeting, there will be one vacancy on the Board of Directors.

        The shares represented by all proxies received will be voted for these nominees by the named proxies, except to the extent authority to do so is withheld. Shareholders may withhold authority from the named proxies to vote for the entire slate of directors as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, may withhold the authority to vote for any individual nominee. Withholding authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. If any nominee is or becomes unable or unwilling to serve, all proxies received will be voted for the person, if any, as shall be designated by the Board of Directors to replace the nominee. Each nominee has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director.

        The names of the nominees being presented for consideration by the shareholders (all of whom are incumbent directors) and our current directors, their ages, the years in which they became directors of the Company and certain other information about them are set forth below. Except for Thomas H. Lee Partners, L.P., and its related entities, none of the corporations or other organizations referred to below with which a nominee for director has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

Nominees for Vacancies on the Board of Directors

        Nominees for the vacancies in Class I, whose three-year term will expire at the annual meeting of shareholders to be held in 2005, are as follows:

David A. Jones Age 52	Mr. Jones has served as Chairman of our Board of Directors and our Chief Executive Officer since September 1996. From September 1996 to April 1998, Mr. Jones also served as our President. Between February 1995 and March 1996, Mr. Jones was Chief Operating Officer, Chief Executive Officer and Chairman of the Board of Directors of Thermoscan, Inc., a manufacturer and marketer of infrared ear thermometers for consumer and professional use. From 1989 to September 1994, he served as President and Chief Executive Officer of The Regina Company, a manufacturer of vacuum cleaners and other floor care equipment. Mr. Jones currently serves as a director of United Industries Corp., Tyson Foods, Inc. and SCI Systems, Inc. Mr. Jones has over 30 years of experience working in the consumer products industry.
Barbara S. Thomas Age 52
Ms. Thomas has served as a director of Rayovac since May 2002. She was most recently President of Warner-Lambert Consumer Healthcare, the over-the-counter pharmaceuticals business of the Warner-Lambert Company, until its purchase by Pfizer Inc. in July 2000. From 1993 to 1997, Ms. Thomas was employed by the Pillsbury Company, serving last as President of Pillsbury Canada Ltd. Prior to joining Pillsbury, Ms. Thomas served as Senior Vice President of Marketing for Nabisco Brands, Inc. She also serves as a director of Dial Corporation and The Ocean Spray Company.

The Board of Directors recommends a vote FOR Proposal No. 1 to elect the above-named nominees as Class I directors of Rayovac.

Directors Continuing in Office

        The directors continuing in office in Class II are as follows:

John S. Lupo Age 55	Mr. Lupo has served as a director of Rayovac since July 1998. Mr. Lupo is a principal in the consulting firm Renaissance Partners, LLC, which he joined in February 2000. From October 1998 until November 1999, he served as Executive Vice President for Sales and Marketing for Bassett Furniture Industries, Inc., a manufacturer and marketer of home furnishings. From April 1998 to October 1998, Mr. Lupo served as a consultant in the consumer products industry. From August 1996 to April 1998, Mr. Lupo served as Senior Vice President and Chief Operating Officer for the international division of Wal-Mart Stores, Inc. From October 1990 to August 1996, Mr. Lupo served as Senior Vice President—General Merchandise Manager of Wal-Mart Stores, Inc.
Thomas R. Shepherd Age 72
Mr. Shepherd has served as a director of Rayovac since our September 1996 recapitalization. Mr. Shepherd is Chairman of TSG Equity Partners, LLC, a private equity investment firm, and is also a director of The Vermont Teddy Bear Company, Inc. and various private corporations. He currently serves as a Special Partner of Thomas H. Lee Partners, L.P. and he has been engaged as a consultant to Thomas H. Lee Company since 1986. From 1986 through 1998, Mr. Shepherd served as a Managing Director of Thomas H. Lee Company. In addition, Mr. Shepherd is an officer of various other affiliates of Thomas H. Lee Partners, L.P.

        The directors continuing in office in Class III are as follows:

Kent J. Hussey Age 56	Mr. Hussey has served as a director of Rayovac since October 1996 and has served as our President and Chief Financial Officer since December 2001. From April 1998 to December 2001, Mr. Hussey served as our President and Chief Operating Officer and, from October 1996 to April 1998, he served as our Executive Vice President of Finance and Administration and our Chief Financial Officer. From 1994 to 1996, Mr. Hussey was Vice President and Chief Financial Officer of ECC International, a producer of industrial minerals and specialty chemicals and from 1991 to July 1994 he served as Vice President and Chief Financial Officer of The Regina Company. Mr. Hussey also serves as a director of American Woodmark Corporation.
Philip F. Pellegrino Age 62
Mr. Pellegrino has served as a director of Rayovac since November 2000. He currently serves as Senior Vice President and President of Sales for Kraft Foods, Inc. and has held that position since September 2000. From 1995 to September 2000, he served as Senior Vice President of Sales and Customer Service for Kraft Foods. He has been employed by Kraft Foods or its subsidiary, Oscar Mayer, since 1964 in various management and executive positions.

Scott L. Jaeckel Age 31
Mr. Jaeckel has served as a director of Rayovac since January 2002. He has been employed by Thomas H. Lee Partners, L.P., and its predecessor, Thomas H. Lee Company, since 1998 and currently serves as Vice President, a position he has held since 2001. Mr. Jaeckel was previously employed by Thomas H. Lee Company from 1994 to 1996. From 1992 to 1994, Mr. Jaeckel was employed by Morgan Stanley & Co. Incorporated in the Corporate Finance Department.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        In addition to those directors named above who are also executive officers of the Company, set forth below is certain information concerning non-director employees who serve as executive officers of the Company. Our executive officers serve at the discretion of the Board of Directors. None of the corporations or other organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary or other affiliate of Rayovac.

        Stephen P. Shanesy, age 45, has served as our Executive Vice President of Global Brand Management since April 1998, as our Senior Vice President of Marketing and the General Manager of General Batteries and Lights from December 1997 to April 1998 and as our Senior Vice President of Marketing and General Manager of General Batteries from December 1996 to December 1997. Prior to joining us, from 1993 to 1996, Mr. Shanesy was Vice President of Marketing of Oscar Mayer.

        Merrell M. Tomlin, age 50, has served as our Executive Vice President of Sales since October 1998. Mr. Tomlin joined Rayovac in October 1996 as Senior Vice President of Sales. From March 1996 to September 1996, Mr. Tomlin served as Vice President of Sales of Braun of North America/Thermoscan and from August 1995 to March 1996, he served as Vice President of Sales of Thermoscan, Inc. Prior to that time, Mr. Tomlin was Vice President of Sales of various divisions of Casio Electronics.

        Kenneth V. Biller, age 54, has served as our Executive Vice President of Operations since October 1999, as our Senior Vice President of Operations from August 1998 to October 1999, as our Senior Vice President of Manufacturing/Supply Chain from January 1998 to August 1998, as our Senior Vice President and General Manager of Lighting Products & Industrial from 1996 to January 1998 and as our Vice President and General Manager of Lighting Products & Industrial from 1995 to 1996. Mr. Biller joined us in 1972 and has held numerous positions with us, including Director of Technology/Battery Products and Vice President of Manufacturing.

        Luis A. Cancio, age 62, has served as our Executive Vice President—Latin America since October 2000 and as our Senior Vice President and General Manager of Latin America from August 1999 to October 2000. In April 1997, Mr. Cancio became a founding principal of XCELL Group LLC, a private investment firm, and remains a director of that firm. From 1980 to 1996, he held positions of increasing responsibility at Duracell International Inc., beginning as Vice President in Latin America and ending his tenure as Senior Vice President in other international markets.

        Paul G. Cheeseman, age 43, has served as our Senior Vice President—Technology since November 2001 and as our Vice President—Technology from April 1998 to November 2001. From 1992 to 1998, Dr. Cheeseman held positions of increasing responsibility at Duracell Inc., a division of Gillette, serving last as Director of Lithium Ion Development.

BOARD ACTIONS;
COMMITTEES OF THE BOARD OF DIRECTORS

        During fiscal 2001, our Board of Directors held four regular meetings and no special meetings and acted by unanimous written consent on four occasions. Each director attended all of the meetings.

        The Board of Directors has designated three principal standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The functions of each committee and the number of meetings held by each committee in fiscal 2001 are noted below.

        The Audit Committee, whose current members are John S. Lupo, Philip F. Pellegrino and Thomas R. Shepherd, held three meetings in fiscal 2001 and acted by unanimous written consent on one occasion. The Audit Committee is responsible for: (1) monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance; (2) monitoring the independence and performance of our independent auditors and internal auditing department; and (3) providing an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors. The responsibilities and authority of the Audit Committee are described in detail in the Audit Committee Charter adopted by the Board of Directors, a copy of which was filed with the SEC as an appendix to Rayovac's proxy statement for its 2001 annual meeting of shareholders. The report of the audit committee for fiscal year 2001 is included elsewhere in this proxy statement.

        The Compensation Committee, whose current members are Scott A. Schoen, Thomas R. Shepherd and Scott L. Jaeckel, held no meetings in fiscal 2001 and acted by unanimous written consent on one occasion. The Compensation Committee is responsible for establishing our executive officer compensation policies and for the administration of those policies. Warren C. Smith, Jr., a former director of Rayovac, served on the Compensation Committee throughout fiscal 2001. Mr. Smith resigned from the Board of Directors and the Compensation Committee effective January 23, 2002, and was replaced by Mr. Jaeckel. Mr. Schoen will resign from the Board of Directors and the Compensation Committee immediately prior to the Annual Meeting. The report of the Compensation Committee for fiscal year 2001 is included elsewhere in this proxy statement.

        The Nominating Committee, whose current members are Thomas R. Shepherd, Scott A. Schoen and Scott L. Jaeckel was established on November 7, 2001, and therefore, did not hold any meetings in fiscal 2001. Warren C. Smith, Jr., a former director of Rayovac, served on the Nominating Committee from its inception until his resignation on January 23, 2002. Mr. Schoen will resign from the Board of Directors and the Nominating Committee immediately prior to the Annual Meeting. The Nominating Committee is responsible for making recommendations to the Board of Directors with respect to suitable candidates for election and re-election to the Board of Directors. Shareholders who wish to suggest qualified candidates may write to the Secretary of the Company, Rayovac Corporation, 601 Rayovac Drive, Madison, Wisconsin 53711, stating in detail the qualifications of the persons they recommend. In accordance with our Amended and Restated By-Laws, all nominations for the annual meeting of shareholders to be held in 2003 must be submitted no later than June 4, 2003.

DIRECTOR COMPENSATION

        Our non-employee directors are reimbursed for their out-of-pocket expenses in attending meetings of the Board of Directors. For fiscal 2001, Messrs. Lupo and Pellegrino each received $20,000 and Mr. Shepherd received $15,000 for their service as directors, plus $1,000 for each meeting of the Board of Directors that they attended and $500 for each meeting of a committee of the Board of Directors that they attended. In addition, Mr. Lupo and Mr. Pellegrino were granted fully vested options to purchase 1,000 and 2,000 shares, respectively, of Common Stock at an exercise price of $14.50 per share. For fiscal 2002, Messrs. Lupo, Pellegrino and Shepherd and Ms. Thomas will each receive $6,250 per quarter for their service as directors, plus $1,000 for each meeting of the Board of Directors that they attend and $500 for each meeting of a committee of the Board of Directors that they attend, provided that committee chairmen will receive an additional $500 for attendance at each such committee meeting. Further, each of Messrs. Lupo, Pellegrino and Shepherd (beginning on October 1, 2001) and Ms. Thomas (beginning on October 1, 2002) will receive fully vested options to purchase 5,000 shares of Common Stock on each October 1st that they are serving on the Board of Directors at an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on the trading day immediately preceding such grant. Directors who are also our employees receive no compensation for serving on the Board of Directors. In addition, Messrs. Schoen and Jaeckel receive no compensation for their service on the Board of Directors. However, as described below under "Certain Relationships and Related Transactions," Thomas H. Lee Company, with which Messrs. Schoen, Jaeckel and Shepherd are affiliated, receives fees from us for consulting and management advisory services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our Common Stock as of May 31, 2002, by:

  •
  each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock (each, a "5% Shareholder");

  •
  our Chief Executive Officer and each of the other four most highly compensated executive officers at the end of fiscal 2001 (collectively, the "Named Executive Officers");

  •
  each of our directors; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% Shareholders, other than the Thomas H. Lee Partners, L.P., affiliates named below, is based upon filings with the SEC and other publicly available information. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 32,054,523 shares of Common Stock outstanding as of the close of business on June 3, 2002. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of May 31, 2002, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Rayovac Corporation, 601 Rayovac Drive, Madison, Wisconsin 53711.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Number of Shares Subject to Options(1)	Percent
Thomas H. Lee Equity Fund III, L.P.(2) 75 State Street, Suite 2600 Boston, MA 02109	4,207,900	—	13.1%
Thomas H. Lee Foreign Fund III, L.P.(2) 75 State Street, Suite 2600 Boston, MA 02109	260,669	—	*
Thomas H. Lee Investors Limited Partnership(3) 75 State Street, Suite 2600 Boston, MA 02109	441,790	—	1.4

Shapiro Capital Management Company, Inc.(4) 3060 Peachtree Road, N.W. Atlanta, GA 30305	2,308,225		—	7.2
Wellington Management Company, LLP(5) 75 State Street Boston, MA 02109	1,781,800		—	5.6
J. L. Kaplan Associates, LLC(6) 222 Berkley Street, Suite 2010 Boston, MA 02116	1,703,568		—	5.3
David A. Jones	68,472	(7)	516,431	1.8
Kent J. Hussey	82,081	(8)	174,089	*
Stephen P. Shanesy	33,138	(9)	90,967	*
Merrell M. Tomlin	32,700	(10)	81,138	*
Kenneth V. Biller	38,274	(11)	109,600	*
Luis A. Cancio	35,973	(12)	61,375	*
Paul G. Cheeseman	—		47,363	*
Scott A. Schoen(2)	28,324	(13)	—	*	(13)
Thomas R. Shepherd	18,329	(14)	5,000	*
Scott L. Jaeckel	155	(15)	—	*
John S. Lupo	2,500		10,000	*
Philip F. Pellegrino	2,000		7,000	*
Barbara S. Thomas	—		—
All directors and executive officers as a group (13 persons)	341,946	(16)	1,102,963	4.5

*
Indicates less than 1% of the total number of outstanding shares of Common Stock.

(1)
Reflects the number of shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002.

(2)
THL Equity Advisors III Limited Partnership ("Advisors"), the general partner of Thomas H. Lee Equity Fund III, L.P. ("THL Equity Fund") and Thomas H. Lee Foreign Fund III, L.P. ("Foreign Fund"), THL Equity Trust III ("Equity Trust"), the general partner of Advisors, Thomas H. Lee, Scott A. Schoen and other managing directors of Thomas H. Lee Partners, L.P., as Trustees of Equity Trust, and Thomas H. Lee, as sole shareholder of Equity Trust, may be deemed to be beneficial owners of the shares held by such Funds. Each of these persons disclaims beneficial ownership of all such shares except to the extent of their pecuniary interest therein.

(3)
THL Investment Management Corp., the general partner of Thomas H. Lee Investors Limited Partnership ("THL Investors"), and Thomas H. Lee, as director and sole shareholder of THL Investment Management Corp., may also be deemed to be beneficial owners of the shares held by THL Investors. THL Investment Management Corp. disclaims beneficial ownership of such shares.

  Thomas H. Lee disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(4)
Information is based on a Schedule 13G filed with the SEC on February 14, 2002. The shares are beneficially owned by one or more of the clients of Shapiro Capital Management Company, Inc. an investment advisor.

(5)
Information is based on a Schedule 13G filed with the SEC on February 12, 2002. The Schedule 13G reports that as of December 31, 2001 Wellington Management Company, LLP, an investment advisor, has shared dispositive power with respect to 1,781,800 shares and shared voting power with respect to 1,195,700 shares. The shares are owned of record by clients of Wellington Management Company, LLP.

(6)
Information is based on a Schedule 13G filed with the SEC on February 8, 2002. The Schedule 13G reports that as of December 31, 2001 J.L. Kaplan Associates, LLC has sole voting power with respect to 1,249,425 shares and sole dispositive power with respect to 1,703,568 shares.

(7)
Includes 63,065 restricted shares and 4,054 shares held in the Company's 401(k) plan. Also includes 1,253 shares, of which Mr. Jones disclaims beneficial ownership, representing Mr. Jones' proportional interest in the THL Equity Fund.

(8)
Includes 48,234 restricted shares (of which restrictions have lapsed on 4,088 shares as of May 31, 2002) and 904 shares held in the Company's 401(k) plan.

(9)
Includes 33,138 restricted shares (of which restrictions have lapsed on 2,579 shares as of May 31, 2002).

(10)
Includes 32,700 restricted shares (of which restrictions have lapsed on 2,433 shares as of May 31, 2002).

(11)
Includes 31,387 restricted shares (of which restrictions have lapsed on 2,433 shares as of May 31, 2002) and 4,887 shares held in the Company's 401(k) plan.

(12)
Includes 31,387 restricted shares (of which restrictions have lapsed on 2,433 shares as of May 31, 2002) and 1,686 shares held in the Company's 401(k) plan.

(13)
Represents Mr. Schoen's direct ownership of 28,324 shares. Mr. Schoen may also be deemed to beneficially own 4,207,900 shares owned by the THL Equity Fund and 260,669 shares owned by the Foreign Fund (as a result of Mr. Schoen's being a Trustee of the Equity Trust, the general partner of Advisors, which is the general partner of the THL Equity Fund and the Foreign Fund) and 21,206 shares owned by THL Investors (as a result of his proportional interest in THL Investors) for an aggregate of 4,518,099 shares, which would represent 14.1% of the total number of outstanding shares of Common Stock. Mr. Schoen disclaims beneficial ownership of all shares owned by the THL Equity Fund, the Foreign Fund and THL Investors, except to the extent of his pecuniary interest therein.

(14)
Represents Mr. Shepherd's direct ownership of 7,239 shares and 11,090 shares which Mr. Shepherd may be deemed to beneficially own as a result of his proportional interest in the THL Equity Fund, the Foreign Fund and THL Investors.

(15)
Represents Mr. Jaeckel's direct ownership of 52 shares and 103 shares which Mr. Jaeckel may be deemed to beneficially own as a result of his proportional interest in THL Investors.

(16)
Includes 239,911 restricted shares of which restrictions have lapsed on 13,966 shares as of May 31, 2002 and 11,531 shares held in the Company's 401(k) plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of Forms 3, 4 and 5 (and amendments thereto) furnished to us during or in respect of the fiscal year ended September 30, 2001, we are not aware of any director or executive officer who has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table sets forth all compensation, including salary, bonuses, stock options and other compensation, paid to the Named Executive Officers for services rendered to Rayovac in all capacities during fiscal 2001, fiscal 2000 and fiscal 1999.

		Annual Compensation
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY($)	BONUS($)		OTHER ANNUAL COMPENSATION($)		RESTRICTED STOCK AWARDS($)(1)	SECURITIES UNDERLYING OPTIONS(#)	ALL OTHER COMPENSATION($)
David A. Jones, Chairman of the Board and Chief Executive Officer	2001 2000 1999	$550,000 500,000 500,000	$	— 400,000 250,000	$361,200 278,700 272,800	(2) (4) (5)	$1,180,000 — —	50,000 — —	$5,741,400 — 4,700	(3) (6)
Kent J. Hussey, President and Chief Operating Officer	2001 2000 1999	385,000 350,000 325,000		— — 412,500	125,200 56,500 —	(7) (9)	826,000 — —	50,000 40,000 —	1,418,500 — 4,700	(8) (6)
Luis A. Cancio, Executive Vice President—Latin America	2001 2000 1999	293,000 286,000 47,700		— — —	80,000 33,200 —	(10) (11)	537,500 — —	50,000 50,000 100,000	— — 10,000	(12)
Stephen P. Shanesy, Executive Vice President of Global Brand Management	2001 2000 1999	290,000 265,000 250,000		— — 100,000	84,700 — —	(13)	567,500 — —	50,000 35,000 25,000	796,200 — 1,800	(3) (6)
Merrell M. Tomlin, Executive Vice President of Sales	2001 2000 1999	290,000 250,000 230,000		— — 114,000	70,800 32,500 —	(13) (14)	560,000 — —	50,000 35,000 25,000	924,600 — 143,100	(8) (15)

(1)
At September 30, 2001, an aggregate of 277,137 restricted shares were outstanding valued at $4,226,355. Of such shares, 22,238 are vested, 22,238 are scheduled to vest on September 30, 2002 and 232,661 are scheduled to vest on September 30, 2003. The Company has the discretion to pay or defer dividends, if declared, until the expiration of restrictions.

(2)
Includes approximately $104,000 related to a supplemental executive retirement program, $80,000 related to personal use of the Company aircraft, $70,000 related to interest on the Executive Note (as defined herein) and $60,000 related to a Company-provided residence.

(3)
Represents compensation from the exercise of stock options and the purchase of a Company vehicle.

(4)
Includes approximately $70,000 related to a Company-provided residence, $70,000 related to interest on the Executive Note (as defined herein) and $90,000 related to personal use of the Company aircraft.

(5)
Includes approximately $120,000 related to a Company-provided residence, $70,000 related to interest on the Executive Note (as defined herein) and $50,000 related to personal use of the Company aircraft.

(6)
Represents pension plan termination benefits.

(7)
Includes approximately $70,000 related to a supplemental executive retirement program.

(8)
Represents compensation from the exercise of stock options.

(9)
Includes approximately $20,000 related to personal use of the Company aircraft and $20,000 related to personal use of a Company-provided vehicle.

(10)
Includes approximately $50,000 related to a supplemental executive retirement program.

(11)
Represents personal use of a Company-provided vehicle and contributions to 401(k) plan.

(12)
Represents relocation payments.

(13)
Includes approximately $55,000 related to a supplemental executive retirement program.

(14)
Includes approximately $20,000 related to personal use a Company-provided vehicle.

(15)
Represents pension plan termination benefits and approximately $140,000 of relocation payments.

Option Grants in Fiscal 2001

        The following table discloses all grants of stock options to the Named Executive Officers during fiscal 2001. The percentage of the total options granted to employees in fiscal 2001 shown in the table below is based on options to purchase an aggregate of 857,250 shares of Common Stock granted to our employees and directors during fiscal 2001. The exercise price of each option is equal to the fair market value of our Common Stock on the date of grant, as determined by the Compensation Committee.

        The potential realizable values in the table are net of the exercise prices and before taxes associated with the exercise and are based on the assumption that our Common Stock appreciates at the annual rate shown from the date of the grant until the expiration of the option term. We have calculated these numbers based on the rules of the SEC, and they do not represent our estimate or projection of future Common Stock prices. The amounts reflected in the table may not necessarily be achieved. The actual amount that each Named Executive Officer may realize will depend upon the extent to which the price of the Common Stock exceeds the exercise price of the options on the exercise date.

Option Grants in Fiscal 2001

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted (#)
			Exercise or Base Price ($/share)
Name				Expiration Date
					5%($)	10%($)
David A. Jones	50,000	5.8%	$14.50	9/30/2010	$455,950	$1,155,450
Kent J. Hussey	50,000	5.8	14.50	9/30/2010	455,950	1,155,450
Luis A. Cancio	50,000	5.8	14.50	9/30/2010	455,950	1,155,450
Stephen P. Shanesy	50,000	5.8	14.50	9/30/2010	455,950	1,155,450
Merrell M. Tomlin	50,000	5.8	14.50	9/30/2010	455,950	1,155,450

Option Exercises in Fiscal 2001 and Fiscal Year-End Option Values

        The following table sets forth information concerning the number and value of unexercised options held by the Named Executive Officers at fiscal 2001 year-end. The value of unexercised in-the-money options held at fiscal 2001 year-end represents the total gain which the option holder would realize if he exercised all of the in-the-money options held at fiscal year 2001 year-end, and is determined by multiplying the number of shares of Common Stock underlying the options by the difference between $15.25, which was the closing price per share of our Common Stock on the New York Stock Exchange on September 28, 2001 (the last trading day of fiscal 2001), and the applicable per share option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-money Options at Fiscal Year-End($)
Name	Shares Acquired on Exercise	Value Realized $
			Exercisable	Unexercisable	Exercisable	Unexercisable
David A. Jones	403,396	$5,722,200	325,865	232,316	$3,538,894	$2,017,452
Kent J. Hussey	100,000	1,418,500	106,747	149,112	523,181	532,477
Luis A. Cancio	—	—	53,125	146,875	0	37,500
Stephen P. Shanesy	55,355	785,200	53,553	115,039	388,821	284,989
Merrell M. Tomlin	65,184	924,600	43,724	115,039	282,078	284,989

Employment Agreements

        We have an employment agreement with each of the Named Executive Officers. On October 1, 2000, we entered into amended and restated employment agreements with David A. Jones (the "Jones Employment Agreement") and Kent J. Hussey (the "Hussey Employment Agreement"), as well as employment agreements with each of Luis A. Cancio, Stephen P. Shanesy and Merrell M. Tomlin (together with the Jones Employment Agreement and the Hussey Employment Agreement, the "Executive Employment Agreements").

        Each of the Executive Employment Agreements:

  •
  has a term of three years, expiring on September 30, 2003, and, except for the Jones Employment Agreement, provides for automatic renewal for successive one-year periods, unless terminated earlier upon 90 days' written notice by either the respective Named Executive Officer or us;

  •
  provides that the Named Executive Officer has the right to resign and terminate his respective Executive Employment Agreement at any time upon 60-days' notice. Upon such resignation, we must pay any unpaid base salary through the date of termination to the resigning Named Executive Officer;

  •
  except in the case of the Jones Employment Agreement, provides that upon termination of the Named Executive Officer's employment without cause or for death or disability, we will pay to the terminated Named Executive Officer, or such Named Executive Officer's estate, two times the Named Executive Officer's base salary and annual bonus, to be paid out over the following twelve months. In addition, each Named Executive Officer shall be entitled to receive insurance and other benefits for the greater of 24 months or the remainder of the term;

  •
  provides us with the right to terminate the Named Executive Officer's employment for "cause" (as defined therein), in which event we shall be obligated to pay to the terminated Named Executive Officer any unpaid base salary accrued through the date of termination; and

  •
  provides that, during the term of the agreement or the period of time served as an employee or director, and for one year thereafter, the Named Executive Officer shall not engage in or have any business which is involved in the industries in which we are engaged.

        Under their respective employment agreements, Mr. Jones is entitled to a base salary of $550,000 per annum, Mr. Hussey is entitled to a base salary of $385,000 per annum, Messrs. Shanesy, Tomlin and Cancio are each entitled to a base salary of $290,000 per annum (such base salaries may be increased from time to time at the discretion of the Board of Directors) and each Named Executive Officer is entitled to an annual bonus based upon our achieving certain annual performance goals established by the Board of Directors.

        In addition, pursuant to the Jones Employment Agreement, Mr. Jones was paid a bonus of $400,000 in October 2000 as compensation for past services and will be paid an additional bonus of $400,000 on September 30, 2003. The Jones Employment Agreement also provides that Mr. Jones will be granted the option to purchase his Company-owned home for a nominal amount on April 30, 2003. In the event of a "sale" of Rayovac (as defined in the Jones Employment Agreement), Mr. Jones' right to receive the September 30, 2003 bonus and his right to acquire his Company-owned home shall accelerate to the date of the "sale." Pursuant to the Jones Employment Agreement, Mr. Jones purchased 227,895 shares of Common Stock at approximately $4.39 per share in connection with our 1996 recapitalization. One-half of the purchase price for those shares was paid in cash and one-half was paid with a promissory note from Mr. Jones in the principal amount of $500,000 (the "Jones Equity Note"). Mr. Jones will receive additional salary at an initial rate of $35,000 annually as long as the Jones Equity Note remains outstanding.

        The Jones Employment Agreement further provides that, upon termination of Mr. Jones' employment due to death or disability, we will pay him or his estate his base salary for the next

24 months following termination and we will continue to pay him or his estate two times the pro rata portion of his annual bonus. In addition, we will continue to pay him his additional salary at an initial rate of $35,000 annually, as long as the Jones Equity Note is outstanding, for the duration of the term of his agreement, and he shall be entitled to insurance and other specified benefits for the greater of 24 months or the remainder of the term. In the event Mr. Jones is terminated "without cause" (as defined in the Jones Employment Agreement), he shall continue to be paid his base salary for the greater of 24 months or the remainder of the term, and he will continue to be paid his annual bonus for the greater of 24 months or the remainder of the term. Mr. Jones shall also be entitled to receive additional salary at an initial rate of $35,000 annually, as long as the Jones Equity Note is outstanding, and insurance and other benefits for the greater of 24 months or the remainder of the term.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2001, the Compensation Committee of the Board of Directors was comprised of Scott A. Schoen, Thomas R. Shepherd and Warren C. Smith, Jr. As mentioned previously, Mr. Smith resigned from the Compensation Committee effective January 23, 2002, and was replaced by Mr. Jaeckel. Mr. Schoen will resign from the Board of Directors and the Compensation Committee immediately prior to the Annual Meeting. No member of our Compensation Committee is currently or has been, at any time since our formation, one of our officers or employees. No member of our Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is currently comprised of Scott A. Schoen, Thomas R. Shepherd and Scott L. Jaeckel, each of whom is a non-employee director. Mr. Schoen will resign from the Board of Directors and the Compensation Committee immediately prior to the Annual Meeting. The Compensation Committee determines the compensation of all of the executive officers of Rayovac. Decisions by the Compensation Committee relating to stock options are reviewed and approved by the full Board of Directors. The purpose of this report is to inform shareholders of our compensation policies for our executive officers and the rationale for the compensation paid to executive officers in fiscal 2001.

Compensation Procedures and Policies

        Our executive compensation philosophy and specific compensation plans tie a significant portion of our executives' compensation to our success in meeting specified profit, growth and performance goals and to appreciation in our stock price. Our compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve our performance objectives, rewarding individual performance and contributions, and linking executive and shareholder interest through equity-based plans.

        Our executive compensation consists of three key components: base salary, annual incentive compensation and stock options, each of which is intended to complement the others and, taken together, to satisfy our compensation objectives. The Compensation Committee's policies with respect to each of the three components, including the basis for the compensation awarded to our Chief Executive Officer, are discussed below.

Base Salary

        Each of our Named Executive Officers is party to an employment agreement approved by the Compensation Committee that sets the base salary for each Named Executive Officer as well as other terms and conditions of employment. The base salary of each Named Executive Officer may be adjusted during the term of the agreement, as approved by us. The Compensation Committee periodically reviews the base salary of the Chief Executive Officer and the recommendation of the Chief Executive Officer with regard to the base salary of all our other executive officers. The Compensation Committee reviews available national survey data regarding salaries of persons holding comparable positions at comparably sized consumer goods companies to establish base salary ranges and then approves, with any modifications it deems appropriate, the base salaries recommended by the Chief Executive Officer for each of the other executive officers.

        Mr. Jones' base salary, as well as other terms and conditions of his employment, was reviewed at the July 20, 2000 meeting of the Compensation Committee. The Compensation Committee primarily considered our achievement of annual goals relating to earnings per share, sales growth and return on investment in fiscal 2000. In consideration of Mr. Jones' performance, the Compensation Committee approved Mr. Jones' base salary of $550,000 for fiscal 2001 and otherwise approved the terms of the Jones Employment Agreement. See "Employment Agreements" above for further information about the Jones Employment Agreement.

        The amount of base salary paid to each Named Executive Officer in fiscal 2001 is set forth in the summary compensation table on page 13.

Annual Incentive Compensation

        Our executive officers may be allowed to participate in an incentive bonus plan which calls for payment to Mr. Jones and Mr. Hussey of up to 60% of their annual salaries and payment to our other executive officers of up to 50% of their annual salaries in the event that we reach 100% of our target financial goals. Bonuses can exceed that amount if we exceed our financial performance target. None of the Named Executive Officers, nor any of our executive vice presidents, were paid a cash bonus under the incentive bonus plan in fiscal 2001.

Stock Options

        Our executive officers are also eligible to participate in the Rayovac Corporation 1996 Stock Option Plan (the "1996 Plan") and the 1997 Rayovac Incentive Plan, as amended (the "1997 Plan").

        Under the 1996 Plan, stock options to acquire up to 2,318,127 shares of Common Stock, in the aggregate, could be granted to select employees and directors under either or both a time-vesting or a performance-vesting formula at an exercise price equal to the market price of the Common Stock on the date of grant. The time-vesting options become exercisable primarily in equal 20% increments over a five year period. The performance-vesting options become exercisable at the end of ten years with accelerated vesting over each of the first five years if we achieve certain performance goals. Accelerated vesting may also occur upon a sale of Rayovac, as defined in the 1996 Plan. As of June 3, 2002, options with respect to 1,263,867 shares of Common Stock were outstanding under the 1996 Plan. In 1997, the Board of Directors adopted the 1997 Plan, which replaced the 1996 Plan. No further awards will be granted under the 1996 Plan, other than awards to replace options granted under the 1996 Plan that terminate or expire prior to being exercised.

        Under the 1997 Plan, we may grant to employees and non-employee directors stock options, stock appreciation rights, restricted stock, and other stock-based awards, as well as cash-based annual and long-term incentive awards. Accelerated vesting will occur in the event of a change in control, as defined in the 1997 Plan. Up to 5,000,000 shares of Common Stock may be issued under the 1997 Plan. As of June 3, 2002, options with respect to 2,855,282 shares of Common Stock were outstanding under the 1997 Plan. The 1997 Plan expires in August 2007.

        The options granted to the Named Executive Officers in fiscal 2001 are set forth in the option grant table on page 15.

Policy Regarding Deductibility of Compensation.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the tax deductibility by a company of compensation in excess of $1,000,000 paid to its chief executive officer and the four next highest compensated executive officers. This limit does not apply, however, to performance-based compensation, provided that certain conditions are satisfied.

        The Compensation Committee's general policy is to preserve, when possible, the federal income tax deduction for compensation payable to executives. Accordingly, provided that we satisfy all other conditions under Section 162(m) of the Code and any related regulations, we believe that awards made under the 1997 Plan will be deductible. The Compensation Committee believes that no payments have been made that would fail to be deductible as a result of the application of Section 162(m) of the Code. We reserve the authority, however, to authorize payments that may not be deductible if we believe that it is in the best interests of Rayovac and our shareholders.

        The foregoing report is furnished by the Compensation Committee of the Board of Directors.

                      COMPENSATION COMMITTEE

                      Scott A. Schoen
                      Thomas R. Shepherd
                      Scott L. Jaeckel

AUDIT COMMITTEE REPORT

        Our Audit Committee consists of Thomas R. Shepherd, John S. Lupo and Philip F. Pellegrino. Messrs. Lupo and Mr. Pellegrino are independent directors as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards, and Mr. Shepherd, a member of the Audit Committee since 1996, remains on the Audit Committee pursuant to the "override" provision of Section 303.02 of the New York Stock Exchange Listing Rules. The Board of Directors believes that Mr. Shepherd's continued membership is essential to the Audit Committee as he possesses significant historical knowledge of Rayovac not currently possessed by the other two members, and he will provide continuity on the Audit Committee. Mr. Shepherd served as a Managing Director of Thomas H. Lee Company from 1986 until 1998. Since 1998, he has served as a Special Partner of Thomas H. Lee Partners, L.P. The Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board of Directors, a copy of which has been filed with the SEC as an appendix to the Company's proxy statement for its 2001 annual meeting of shareholders.

        Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        With respect to our audited financial statements for the fiscal year ended September 30, 2001, management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed those financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), including the quality and acceptability of the Company's accounting principles as applied in its financial reporting.

        The Audit Committee has received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the independent auditors the accounting firm's independence. The Audit Committee also considered whether the non-audit services provided by the independent auditors during the last fiscal year described below were compatible with maintaining the independent auditors independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2001 be included in our Annual Report on Form 10-K filed with the SEC for that year. The Audit Committee also recommended to the Board of Directors that KPMG LLP be appointed as our independent auditors for fiscal 2002.

        The foregoing report is furnished by the Audit Committee of the Board of Directors.

                      AUDIT COMMITTEE

                      John S. Lupo
                      Philip F. Pellegrino
                      Thomas R. Shepherd

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In connection with our recapitalization in 1996, we entered into a Management Agreement with Thomas H. Lee Company (which, together with its affiliates, owns approximately 15.3% of our outstanding Common Stock as of June 3, 2002) pursuant to which Thomas H. Lee Company or its affiliates provided consulting and management advisory services to us for an initial period of five years ending September 12, 2001, which was renewable on a year-to-year basis thereafter. The Management Agreement was renewed for a one-year period ending on September 12, 2002. In consideration of the consulting and management advisory services provided under the Management Agreement in fiscal 2001, we paid Thomas H. Lee Company or its affiliates approximately $473,000, which includes an annual fee of $360,000, plus additional expenses of approximately $113,000. We believe that the Management Agreement is on terms no less favorable to us than could have been obtained from an independent third party.

        In addition to the Jones Equity Note, we hold various promissory notes described below (together with the Jones Equity Note, the "Executive Notes") from each of the Named Executive Officers.

        In connection with their purchase of shares of Common Stock upon joining the Company, Messrs. Tomlin and Shanesy executed five-year promissory notes dated March 17, 1997 in principal amounts of $60,000 and $80,000, respectively, with interest payable at 8% per annum. In connection with the exercise of options to purchase shares of our Common Stock, Messrs. Tomlin and Shanesy executed five-year promissory notes dated August 1, 1997 in principal amounts of $50,000, and $20,000, respectively, with interest payable at 8% per annum. In connection with the exercise of options to purchase shares of our Common Stock, Mr. Shanesy executed a five-year promissory note dated September 15, 1997 in the principal amount of $30,002, with interest payable at 8% per annum. Mr. Shanesy's three 1997 notes were consolidated in May 2002 into one Restated Note, with interest on this note to be adjusted annually to the Internal Revenue Service minimum rate for 3-5 year maturities and this note is secured by a security interest in shares of our Common Stock (including vested options) owned by Mr. Shanesy.

        On July 20, 2000, the Board of Directors authorized additional loans to Messrs. Jones, Hussey, Shanesy, Tomlin and Cancio of up to the aggregate principal amounts of $1,950,000, $800,000, $200,000, $500,000, and $200,000, respectively. As of June 3, 2002, Messrs. Jones, Hussey, Shanesy, Tomlin and Cancio had each executed a promissory note and had drawn aggregate principal amounts of $1,700,000, $675,000, $200,000, $200,000 and $200,000, respectively, under the authorized loan program. Interest on these promissory notes is to be adjusted annually to the Internal Revenue Service minimum rate for 3-5 year maturities. Each of these promissory notes is secured by a security interest in shares of our Common Stock (including vested options) owned by the respective borrower.

        The largest aggregate amount of indebtedness outstanding at any time during fiscal 2001 for each of the Named Executive Officers was as follows: Mr. Jones, $2,200,000; Mr. Hussey, $700,000; Mr. Shanesy, $130,002; Mr. Tomlin, $110,000; and Mr. Cancio, $200,000. The aggregate amount of indebtedness outstanding as of June 3, 2002 for each of the Named Executive Officers is as follows: Mr. Jones, $2,200,000; Mr. Hussey, $675,000; Mr. Shanesy, $330,002; Mr. Tomlin, $200,000; and Mr. Cancio, $200,000.

COMPARISON OF TOTAL SHAREHOLDER RETURN

        The following graph demonstrates the total shareholder return on an initial investment of $100 on November 20, 1997 (the date our Common Stock began to trade on the New York Stock Exchange) through September 28, 2001 (the last trading date of fiscal 2001) for (i) our Common Stock, (ii) the Standard & Poor's Small Cap 600 Index, (iii) the Russell 2000 Index and (iv) the Russell 2000 Consumer Staples Index. The starting point for our Common Stock represents the actual initial offering price of $14.00 per share. All values assume reinvestment of the full amount of all dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

        Upon recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP as our independent auditors for fiscal 2002. The shareholders are asked to ratify this action of the Board of Directors. Shareholder ratification of the selection of KPMG LLP as our independent auditors for fiscal 2002 is not required by our Amended and Restated By-Laws, or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the selection of KPMG LLP as our independent auditors for fiscal 2002, the Board of Directors will consider the matter at its next meeting. KPMG LLP has audited our financial statements since September 12, 1996.

        It is anticipated that one or more representatives of KPMG LLP will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from shareholders who are present.

Audit Fees

        We paid fees in the aggregate of $179,000 to KPMG LLP for professional services rendered for the audit of our annual financial statements for fiscal 2001, excluding audit-related fees.

Financial Information Systems Design And Implementation Fees

        We did not engage KPMG LLP in fiscal 2001 to perform any services for financial information systems design or implementation.

All Other Fees

        We paid fees in the aggregate of $355,000 to KPMG LLP for professional services rendered in fiscal 2001, including fees of $300,000 for audit-related services and fees of $55,000 for non-audit services. Audit-related services consisted of statutory audits required for certain of our foreign subsidiaries, reviews of the financial statements included in our quarterly reports on Form 10-Q for the first three quarters of fiscal 2001, review of registration statements, issuance of consents and letters to underwriters, audits of financial statements of employee benefit plans and an information systems review. Non-audit services consisted of tax compliance assistance and tax advice. The Audit Committee considered these activities to be compatible with the maintenance of KPMG LLP's independence.

The Board of Directors recommends a vote FOR Proposal No. 2 to ratify the appointment of KPMG LLP as Rayovac's independent auditors for fiscal 2002.

OTHER MATTERS

        The Board of Directors knows of no items of business to be brought before the Annual Meeting other than as described above. If any other items of business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with respect to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card.

SHAREHOLDER PROPOSALS

        Under the rules and regulations of the SEC, shareholder proposals intended to be presented in our proxy statement for the annual meeting of shareholders to be held in 2003 must be received at our principal executive offices at 601 Rayovac Drive, Madison, Wisconsin 53711, no later than February 21, 2003 in order to be considered for inclusion in our proxy statement for such meeting.

        Under our Amended and Restated By-Laws, as amended, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the annual meeting of shareholders to be held in 2003 may be made only by a shareholder of record who has given notice of the proposal to the Secretary of Rayovac at our principal executive offices no earlier than May 10, 2003 and not later than June 4, 2003. The notice must contain certain information as specified in the Amended and Restated By-Laws. Any proposal received after June 4, 2003 will not be considered "timely" under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal.

ANNUAL REPORT AND FORM 10-K

        A copy of our Annual Report on Form 10-K filed with the SEC is available on request by writing to the Corporate Communications Department, Rayovac Corporation, 601 Rayovac Drive, Madison, Wisconsin 53711.

        Our Annual Report for the fiscal year ended September 30, 2001, including the financial statements for fiscal 2001, was previously mailed to shareholders on or about January 29, 2002. An additional copy of the Annual Report may be obtained by writing to the Corporate Communications Department at the above address.

                      By Order of the Board of Directors,

                      James T. Lucke
                      Secretary

June 21, 2002

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

This proxy, when properly executed, will be voted in the manner directed below. If no direction is made, this proxy will be voted as the Board of Directors recommends.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2

1.	To elect David A. Jones and Barbara S. Thomas as Class I directors for a three-year term. If any such nominees should be unavailable, the proxies or any of them may vote for substitute nominee(s) at their discretion.	FOR all nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	2.	To ratify the appointment by the Board of Directors of KPMG LLP as the Company's independent auditors for 2002.	FOR ☐	AGAINST ☐	ABSTAIN ☐
INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the nominee's name in the space provided below.				3.	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

DATE: _____________, 2002
SIGNATURE(S)
IMPORTANT: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.

PLEASE DETACH PROXY CARD HERE

RAYOVAC CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
JULY 24, 2002

P R O X Y	This Proxy is solicited by the Board of Directors for use at the Rayovac Corporation Annual Meeting of Shareholders on July 24, 2002 or any postponement(s) or adjournment(s) thereof.
The undersigned, having read the Notice of Annual Meeting of Shareholders and Proxy Statement dated June 21, 2002, receipt of which is hereby acknowledged, does hereby appoint and constitute KENT J. HUSSEY and JAMES T. LUCKE, and each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Shareholders of Rayovac Corporation to be held at the Company's headquarters, 601 Rayovac Drive, Madison, Wisconsin, on Wednesday, July 24, 2002 at 8:00 a.m., local time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as follows:

(IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE

QuickLinks

IMPORTANT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
BOARD ACTIONS; COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARISON OF TOTAL SHAREHOLDER RETURN
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
SHAREHOLDER PROPOSALS
ANNUAL REPORT AND FORM 10-K
RAYOVAC CORPORATION
ANNUAL MEETING OF SHAREHOLDERS JULY 24, 2002
(IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE)